Exhibit 4.2

                                                             Execution Copy
-------------------------------------------------------------------------------


                  CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                     Transferor on and after June 1, 1996,

                             JPMORGAN CHASE BANK
                      (formerly The Chase Manhattan Bank),

                Transferor prior to June 1, 1996 and Servicer

                                     and

                            THE BANK OF NEW YORK,

                                   Trustee

                     on behalf of the Certificateholders

                      of Chase Credit Card Master Trust

                (formerly Chemical Master Credit Card Trust I)

                _________________________________________________

                                  AMENDMENT

                          Dated as of June 9, 2003

                                      to

                           SERIES 1996-3 SUPPLEMENT
                           Dated as of May 30, 1996

                                      TO

                          THIRD AMENDED AND RESTATED
                       POOLING AND SERVICING AGREEMENT
                         Dated as of November 15, 1999

                  ____________________________________________

          AMENDMENT NO. 1, dated as of June 9, 2003 (this "Amendment"), to the Series 1996-3 Supplement, dated as of May 30, 1996 (the "Supplement") to the Third Amended and Restated Pooling and Servicing Agreement, dated as of
November 15, 1999 (as amended by the First Amendment, dated as of March 31, 2001, and by the Second Amendment, dated as of March 1, 2002, and as supplementd the "Pooling and Servicing Agreement") by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996, JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank and prior to July 13, 1996, Chemical Bank), as Transferor prior to June 1, 1996, and as Servicer, and THE BANK OF NEW YORK, as Trustee.

          WHEREAS, Section 13.1(c) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, with the consent of Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest of each and every Series adversely affected, may amend the Pooling and Servicing Agreement or any supplement from time to time for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any supplement or of modifying in any manner the rights of the Certificateholders of any Series;

          WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Supplement as set forth below;

          WHEREAS, the Trustee has received the consent of at least a majority of the Certificateholders of the Series 1996-3 Certificates issued and outstanding under the Pooling and Servicing Agreement as supplemented by the Supplement; and

          WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

          NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the Supplement in the manner set forth below.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


SECTION  1.  Amendment to Section 2.
             -----------------------

         (a) Section 2 of the Supplement is hereby amended by adding the following defined term in appropriate alphabetical order:

               "'Average Excess Spread Percentage' shall mean, on any Determination Date, the average (expressed as a per annum rate) of the Excess Spread Percentages for the three consecutive Monthly Periods preceding such date."

               "'Average Trust Excess Spread Percentage' shall mean, on any Distribution Date, the average (expressed as a per annum rate) of the Trust Excess Spread Percentages for the three consecutive Distribution Dates ending on such date."

               "'Excess Spread Percentage' shall mean, with respect to any Monthly Period, the amount, if any, by which (i) the Portfolio Yield exceeds (ii) the Base Rate."

               "'Portfolio Supplemented Yield' shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the amount of Collections of Finance Charge Receivables deposited into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period, (b) the Principal Funding Investment Proceeds deposited into the Finance Charge Account on the Transfer Date related to such Monthly Period, (c) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) on the related Transfer Date plus any amounts of interest and earnings described in subsections 4.15(b) and (d) each deposited into the Finance Charge Account on the Transfer Date relating to such Monthly Period, and (d) for any Monthly Period (1) for which the Average Trust Excess Spread Percentage as of the related Distribution Date was greater than 3.5%, (2) for which (after giving effect to all allocations made on such Distribution Date) there were no unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs or Collateral Charge-Offs pursuant to Section 4.10 and
          (3) for which no Servicer Default has occurred and is continuing, Required Shared Excess Finance Charge Collections up to the amount of the Shared Excess Finance Charge Collections available to Series 1996-3 pursuant to Section 4.11 on the Transfer Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period."

               "'Required Shared Excess Finance Charge Collections' shall mean, on any Transfer Date, the amount determined as set forth below on such Transfer Date:

===============================================================================

Average Excess Spread
Percentage on such Transfer Date is:

                                                          The Required Shared
                                                          Excess Finance Charge
                                                          Collections is :


  Greater Than:         And Less Than Or Equal To:


     1.50%                    --                                      -0-

     1.00%                   1.50%                                    $195,068

     0.50%                   1.00%                                    $390,138

     --                      0.50%                                    $585,204
===============================================================================


             "'Trust Excess Spread Percentage' shall mean, with respect to any Monthly Period, the amount, if any, by which the (i) Portfolio Yield exceeds the (ii) the weighted average of the Base Rates for all Series in Group 1."

          SECTION 2. Amendments to Section 9. Section 9(c) of the Supplement shall be amended by deleting the reference to "Portfolio Yield" and inserting in lieu thereof the following: "Portfolio Supplemented Yield".

          SECTION 3. No Waiver. The execution and delivery of this Amendment shall not constitute a waiver of a past default under the Supplement or the Pooling and Servicing Agreement or impair any right consequent thereon.

          SECTION 4. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement and the Supplement shall remain in full force and effect. All references to the Pooling and Servicing Agreement and the Supplement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement and the Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing

Agreement or the Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement and the Supplement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement and the Supplement were set forth herein.

          SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

          SECTION 6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS

          SECTION 7. Effective Date. This Amendment shall become effective as of the first day of May 2003.

          IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                         CHASE MANHATTAN BANK USA,
                                         NATIONAL ASSOCIATION
                                          Transferor on and after June 1,1996


                                         By: /s/ Patricia Garvey
                                             ----------------------------------
                                             Name:  Patricia Garvey
                                            Title:  Vice President


                                         JPMORGAN CHASE BANK (formerly the
                                         Chase Manhattan Bank and prior to
                                         July 13, 1996, Chemical Bank),
                                          Transferor prior to June 1, 1996
                                           and Servicer


                                         By: /s/ Miriam Korn Haimes
                                             ----------------------------------
                                             Name: Miriam Korn Haimes
                                            Title: Senior Vice President


                                         THE BANK OF NEW YORK,
                                          Trustee


                                         By: /s/ Daniel Rothman
                                             ----------------------------------
                                             Name: Daniel Rothman
                                             Title: Assistant Vice President